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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 15, 1996 by and between Lung Rx, Inc., a Delaware corporation having its principal offices at 1824 R Street, N.W., Washington, D.C. 20009 (the "Company") and James W. Crow (the "Employee").

       WHEREAS, the Company desires to obtain the services of the Employee, and the Employee is willing to render such services to the Company, upon the terms and conditions herein set forth;

       NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

       1. Employment. Upon the other terms and conditions hereinafter stated, the Company agrees to employ the Employee and the Employee agrees to accept employment by the Company for the term set forth in Section 2 hereof and in the position and with the duties and responsibilities set forth in Section 3 hereof.

       2. Term. The employment of the Employee by the Company will commence on the date hereof and end on the third anniversary of such date (the "Initial Term"), and thereafter shall continue from year to year for additional one-year terms (the "Additional Terms"), unless and until either party shall give notice of such party's intent to terminate not less than 30 days prior to the end of the then-current Initial Term or Additional Term, which termination shall be effective at the expiration of said term, or until sooner terminated as hereinafter set forth.

       3.     Position and Duties.

              (a) The Employee shall serve as President reporting to Board of Directors of the Company, with such duties and responsibilities as the Board of Directors of the Company may from time to time determine and assign to the Employee. The Employee shall use the Employee's best efforts and full business time to perform the Employee's duties under this Agreement.

              (b) The Employee may remain a resident of North Carolina if he wishes to do so, based in a Company office to be established out of the Company's initial capital contribution.

              (c) The Employee shall have the authority to hire a Director of Operations of his choosing, compensation and related employment terms to be approved by the Company's Board of Directors.

       4.     Compensation and Related Matters.

              (a) For services rendered under this Agreement, the Company shall pay to the Employee an annual base salary of $150,000 (the "Base Salary"), subject to increase, as determined by the Board of Directors of the Company, in its sole discretion, on or before any anniversary date of this Agreement. The Base Salary shall be payable semi-monthly or in such other installments as shall be consistent with the Company's payroll procedures. The Company shall deduct and withhold all necessary social security and withholding taxes and


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any other similar sums required by law or authorized by the Employee with respect to payment of the Base Salary and all other amounts and benefits payable under this Agreement.

              (b) The Employee shall be entitled to participate in any group life, disability and medical insurance or other benefit plan or arrangement available generally to the employees of the Company as determined by the Board of Directors.

       5. Expenses. The Employee shall be reimbursed by the Company for reasonable travel and other expenses, as approved from time to time by the Board of Directors, which are incurred and accounted for in accordance with the Company's normal practices.

       6. Vacation. The Employee shall be entitled during the term of employment hereunder to four weeks of vacation, or a pro rata amount thereof in the event that the term of employment hereunder is less than one year, which vacation shall be at such time or times and for such period or periods as shall be mutually agreed upon by the Employee and the Board of Directors. The Employee shall also be entitled to all public holidays observed by the Company.

       7.     Termination of Employment.

              (a) The Employee's employment hereunder shall terminate upon the Employee's death.

              (b) The Company may terminate the Employee's employment hereunder under the following circumstances:

                     (i) If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform all of the Employee's duties hereunder by reason of illness, or physical or mental disability or other similar capacity, which inability shall continue for more than four (4) consecutive months, the Company may terminate the Employee's employment hereunder.

                     (ii) The Company may terminate the Employee's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon the (A) failure of the Employee (other than for reasons described in Sections 7(a) and 7(b)(i) hereof) to perform or observe any of the material terms or provisions of this Agreement; (B) negligent or unsatisfactory performance of the Employee's duties under this Agreement and the failure of the Employee, within 30 days after receipt of notice from the Company setting forth in reasonable detail the nature of the Employee's negligent or unsatisfactory performance, (i) to provide the Company with a satisfactory explanation of the Employee's actions (or inaction) and (ii) to correct to the satisfaction of the Company any identified deficiencies; (C) misconduct or other similar action on the part of the Employee that is materially damaging or detrimental to the Company; (D) conviction of the Employee of a crime involving a felony, fraud, embezzlement or the like; or (E) misappropriation of the Company funds or misuse of the Company's assets by Employee.

              (c) The Employee may terminate the Employee's employment hereunder for "Good Reason." For purposes of this Agreement, the Employee shall have "Good Reason" to terminate the Employee's employment hereunder upon the (i) failure of the Company to perform or observe any of the material terms or provisions of the Agreement, and the continued failure of the Company to cure such default within fifteen (15) days after written notice of such default and demand for performance has been given to the Company


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by the Employee, which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; provided, however, that if cure is impossible within said fifteen (15) day period, it shall be sufficient for the Company to commence such cure within said fifteen (15) day period, and pursue such cure diligently to completion within the shortest possible reasonable time; or (ii) assignment of duties materially and adversely inconsistent with the Employee's position, duties, responsibilities and status with the Company without the Employee's consent.

              (d) Any termination of the Employee's employment by the Company or by the Employee (other than pursuant to Section 7(a) hereof) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 10(c) hereof, which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

              (e) For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Employee's employment is terminated by the Employee's death, the date of the Employee's death; (ii) if the Employee's employment is terminated pursuant to Section 7(b)(i) hereof, thirty (30) days after the Notice of Termination; provided, that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty
(30) day period; (iii) if the Employee's employment is terminated pursuant to
Section 7(b)(ii) or 7(c) hereof, the date specified in the Notice of Termination (which date, in the case of termination of Employee's employment solely pursuant to clause (B) of Section 7(b)(ii) by reason of inadequate performance, shall not be sooner than nine months from the date of the Notice of Termination); and (iv) if the Employee's employment is terminated for any other reason, the date on which the Notice of Termination is given.

       8.     Compensation Upon Termination.

              (a) If the Employee's employment is terminated by the Employee's death, the Company shall pay to the Employee's estate or as may be directed by the legal representatives of such estate, the Employee's full Base Salary through the Date of Termination at the rate in effect at the time of the Employee's death and all other unpaid amounts, if any, to which the Employee is entitled as of such date in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Section 4(c) or 4(d) hereof, at the time such payments are due.

              (b) During any period that the Employee fails to perform the Employee's duties hereunder solely as a result of incapacity due to physical or mental illness ("disability period"), the Employee shall continue to receive the Employee's full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination in connection with any fringe benefits or under any incentive compensation plan or program of the Company pursuant to Section 4(c) or 4(d) hereof, at the time such payments are due; provided that payments so made to the Employee during the disability period shall be reduced by the sum of the amounts, if any, payable to the Employee at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment.

              (c) If the Employee shall terminate the Employee's employment other than for Good Reason, or the Company terminates the Employee's employment for Cause as provided in Section 7(b)(ii) hereof, the Company shall pay the Employee the Employee's full Base Salary through the Date of Termination at the rate in effect at the time the Notice of


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Termination is given, and the Company shall have no further obligations to the to the Employee under this Agreement.

              (d) If the Company shall terminate the Employee's employment other than for Cause, or the Employee terminates the Employee's employment for Good Reason as provided in Section 7(c) hereof, the Company shall pay the Employee (i) the Employee's full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and all other unpaid amounts, if any, to which the Employee is entitled as of the Date of Termination in connection with any fringe benefits or under any compensation plan or program of the Company pursuant to Section 4(c) and 4(d) hereof, at the time such payments are due; and (ii) the full Base Salary and any other amounts that would have been payable to Employee under Sections 4(c) (but not Section 4(d)) hereof from the Date of Termination through the Expiration Date at the such payments are due.

              (e) The Employee shall not be required to mitigate amounts payable pursuant to this Section 8 by seeking other employment or otherwise. If, however, the Employee shall receive compensation from employment with any other employer during the relevant period set forth in this Section 8, the payments to be made under the provisions of this Section 8 shall be correspondingly reduced.

       9. Obligation of Confidentiality and Non-Competition. Employee agrees that Employee has a fiduciary duty to Lung Rx and that Employee shall hold in confidence and shall not, except in the course of performing Employee's employment obligations or pursuant to written authorization from Lung Rx, at any time during or for three years after termination of Employee's relationship with Lung Rx (a) directly or indirectly reveal, report, publish, disclose or transfer the Confidential Information or any part thereof to any person or entity; (b) use any of the Confidential Information or any part thereof for any purpose other than for the benefit of Lung Rx; (c) assist any person or entity other than Lung Rx to secure any benefit from the Confidential Information or any part thereof or (d) solicit (on Employee's behalf or on behalf of any third party) any employee of Lung Rx for the purpose of providing services or products which Employee is prohibited from providing hereunder.

       Furthermore, Employee agrees that all Confidential Information, as defined below, shall belong exclusively and without any additional compensation to Lung Rx. For the purposes of this Agreement, "Confidential Information" shall mean each of the following: (a) any information or material proprietary to Lung Rx or designated as confidential either orally or in writing by Lung Rx; and (b) any information not generally known by non-Lung Rx personnel; and (c) any information which Employee should know Lung Rx would not care to have revealed to others or used in competition with Lung Rx; and (d) any information which Employee made or makes, conceived or conceives, developed or develops or obtained or obtains knowledge or access through or as a result of Employee's relationship with Lung Rx (including information received, originated, discovered or developed in whole or in part by Employee) from the initial date of Employee's employment with Lung Rx.

       Furthermore, Employee agrees (1) not to accept employment, consultancy or other business relationships with a business which competes with Lung Rx's business for twelve months following Employee's last receipt of compensation from Lung Rx, and (2) to the issuance of a Court Order restraining alleged violation of this section, and to waive any bond requirement that may arise, in addition to all other remedies available to Lung Rx..

       10.    Miscellaneous.

              (a) Entire Agreement. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof, and this Agreement


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supersedes all prior understandings and agreements, whether oral or written, relating to the employment of the Employee by the Company.

              (b) Assignment. This Agreement shall not be assignable or otherwise transferable by either party hereto, but any amounts owing to Employee upon the Employee's death shall inure to the benefit of the Employee's heirs, legatees, legal representatives, executor or administrator. Notwithstanding the foregoing, this Agreement applies with the prior written consent of the Employee, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and any such respective heirs, legatees, executors, administrators, representatives, successors and assigns.

              (c) Notices. All notices, demands, requests or other communications which may be, or are required to be given, served or sent by any party to any party pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or telex and addressed as follows:

       If to the Employee:  James W. Crow
                            415 N. Cameron Avenue
                            Chapel Hill, North Carolina

       If to the Company:   Lung Rx, Inc.
                            1824 R Street, N.W.
                            Washington, D.C.  20009

              (d) Amendment; Waiver. This Agreement shall not be amended, altered, modified or discharged except by an instrument in writing duly executed by the Employee and the Company. Neither the waiver by the parties hereto of a breach of, or default under, any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any such provisions, rights or privileges hereunder.

              (e) Severability. The invalidity or unenforceabilty of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

              (f) Applicable Law. This Agreement and the rights and obligations of the parties under this Agreement shall be construed, interpreted and enforced in accordance with the laws of the District of Columbia, exclusive of the choice-of-laws rules thereunder.

              (g) Survival. It is the express intention and agreement of the parties hereto that the Special Terms of Conditions of Employment Agreement referred to in Section 9 hereof shall survive the termination of employment of the Employee. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth.

              (h) Execution. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of,


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each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

       IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first above written.

                                          LUNG RX, INC.


/s/ James W. Crow                         /s/ Martine Rothblatt
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James W. Crow                             By: Martine Rothblatt

/s/ Lori B. Spivey
----------------------------
Witness
Printed: Lori B. Spivey







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